                                      AGREEMENT


      This Agreement (this "Agreement") is made and entered into by and between Gilead Sciences, Inc., a Delaware corporation ("Gilead") and Michael F. Bigham ("Employee"), effective as of May 24, 1996.

      WHEREAS, Employee has tendered his resignation from all positions he holds with Gilead, effective as set forth below, in order to accept a position as President and Chief Executive Officer of another company; and

      WHEREAS, Gilead has accepted Employee's resignation, and wishes to provide him with certain benefits in consideration of Employee's promises and covenants as contained herein;

      NOW THEREFORE, in consideration of the mutual promises and covenants contained herein, it is hereby agreed by and between the parties hereto as follows:

      1. RESIGNATION. Employee hereby resigns from the position of Executive Vice President for Operations and Chief Financial Officer and from all other positions he holds with the Company, effective as of July 1, 1996. Gilead hereby accepts such resignation. From the effective date of this Agreement through July 1, 1996, Employee shall remain in his current position at his current level of salary and benefits, subject to Gilead's policies and procedures. After July 1, 1996, the parties shall have no further obligations to each other except as provided in this Agreement or in other written agreements between Employee and Gilead.

      2. STOCK OPTIONS. Exhibit A attached hereto sets forth all of the Gilead stock options held by Employee as of the date of this Agreement, identified as Option A through Option G on Exhibit A (the "Options"). Employee and Gilead agree that the Options are hereby amended as follows, effective as of the date of this Agreement:

      (a) All of the unvested shares remaining under Option A (currently 32,396 shares) shall be accelerated and Option A shall become exercisable in full upon the granting of marketing approval for Vistide-Registered Trademark- (cidofovir injection) by the U.S. Food and Drug
      Administration, provided such approval occurs before May 1, 1997.

      (b) Options B and C are converted from incentive stock options to nonqualified stock options.

      (c) Vesting under all of the Options shall continue until July 1, 1996 and shall thereafter terminate, except to the extent provided in (a) above with respect to Option A.

      (d) To the extent vested, all of the Options shall be exercisable at any time on or before May 1, 1998, in whole or in part, notwithstanding the termination of Employee's employment.

      3. LOAN. The Loan Agreement entered into between the Company and Employee as of August 18, 1992 is hereby modified such that the $100,000 loan Employee received thereunder shall be due and payable in full on the earlier of May 1, 1997 or the date on which Employee's new employer replaces such loan, without interest if paid by such date, payable as otherwise provided in such Loan Agreement.


                                          1.

      4. RELEASE OF CLAIMS. Gilead and Employee each agree to release and forever discharge the other party from any claims, disputes, damages, payments or obligations of any kind arising out of or related to Employee's employment by or resignation from Gilead, to the extent such claims, disputes, damages, payments or obligations arise out of agreements, events or conduct occurring at any time prior to the date of this Agreement. Each party acknowledges that it has read and understands Section 1542 of the Civil Code of the State of California regarding general releases of unknown claims, and expressly waives the benefits and rights created by such section with respect to the release granted in this Agreement. This release shall not apply to or affect any claims that either party may have arising out of the obligations created by this Agreement or other written agreements between Employee and Gilead.

      5. GENERAL PROVISIONS.

                 a. GOVERNING LAW. This Agreement shall be governed in all respects by the laws of the State of California as such laws are applied to agreements between California residents entered into and performed entirely in California.

                 b. SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

                 c. ENTIRE AGREEMENT. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject matter hereof and neither party shall be liable or bound to the other party in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

                 d. SEPARABILITY. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                 e. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.


      IN WITNESS WHEREOF, the parties have duly authorized and caused this Agreement to be executed as of the effective date first set forth above.



GILEAD SCIENCES, INC.                            EMPLOYEE



By
  -----------------------                        -------------------------
                                                 Michael F. Bigham


                                          2.